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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Forest Oil Corporation:

We consent to the use of our report dated October 12, 2005, with respect to the statements of oil and gas revenues and direct operating expenses of the Forest offshore Gulf of Mexico operations for each of the years in the three-year period ended December 31, 2004, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                      /s/ KPMG LLP
                                      -------------------------------
                                      KPMG LLP


Denver, Colorado
January 23, 2006